Exhibit 99.1

Recruiter.com Announces Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / June 18, 2021 / Recruiter.com Group, Inc. (OTCQB:RCRT) (the "Company"), an on-demand recruiting platform, today announced that the Company has effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-2.5.

The purpose of the reverse stock split is to allow the Company to meet the initial listing requirements of the Nasdaq Capital Market.

The Company's common stock will begin trading on a split-adjusted basis on Friday, June 18, 2021, under the CUSIP number 75630B303. The Company's symbol on the OTCQB will change to ‘RCRTD' for a period of 20 business days, after which the ‘D' will be removed from the Company's trading symbol, which will revert to the original symbol of ‘RCRT'.

On May 27, 2021, the Company's Board of Directors, acting within the discretion granted to it by the stockholders, approved the ratio of 1-for-2.5 as the ratio for the reverse stock split.

Upon the effectiveness of the reverse stock split, each 2.5 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. Proportional adjustments also will be made to the shares issuable in connection with the Company's outstanding convertible preferred stock, stock options, and warrants. As a result of the reverse stock split, there will be approximately 3.7mm shares of common stock outstanding. Upon the effectiveness of the reverse stock split, there will also be a proportional decrease of the Company's authorized shares of common stock at the same ratio of 1-for-2.5. The Company will have 100,000,000 shares of common stock authorized.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole number of shares.

Once the reverse stock split becomes effective, stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-2.5 reverse stock split. It is not necessary for the stockholders holding shares of the Company's common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

Stockholders should direct any questions concerning the reverse stock split to their broker or the Company's transfer agent, Philadelphia Stock Transfer, Inc., at www.philadelphiastocktransfer.com.

Recruiter.com Group, Inc.
Recruiter.com is an online hiring platform delivering on-demand recruiting technology and services to both large and small businesses. With AI and video technology, and the world's largest network of recruiters, Recruiter.com delivers on-tap recruiting that flexes with hiring needs.
To learn more, visit https://www.recruiter.com.
For investor information, visit https://investors.recruiter.com.

Please follow social media channels for additional updates:

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/
LinkedIn Company Page: https://www.linkedin.com/company/1240434
Twitter Company Page: https://twitter.com/recruiterdotcom
Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Investor Relations:

Dave Gentry
RedChip Companies, Inc.
dave@redchip.com
Phone: (407) 491-4498

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecasts" "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Recruiter.com Group, Inc.